UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2015

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 9, 2015 (the “Effective Date”), Brady Corporation (the “Company”) and Matthew O. Williamson, Vice President of the Company and President - Identification Solutions, entered into a Complete and Permanent Release and Retirement Agreement (the “Retirement Agreement”), in connection with his retirement from the Company effective June 9, 2015 (the “Retirement Date”). Mr. Williamson resigned his positions as Vice President of the Company and President - Identification Solutions, effective as of the Effective Date. Mr. Williamson will remain employed by the Company and receive his current salary and benefits from the Effective Date until the Retirement Date. During this transition period, the Identification Solutions business will report to Mr. Williamson on an interim basis until his successor is named.
Under the Retirement Agreement, Mr. Williamson will receive a severance package including, among other items, $447,620 to be paid in equal installments over the 24 months following the Retirement Date. The Retirement Agreement also contains 24-month non-competition and non-solicitation provisions, as well as standard confidentiality, waiver and non-disparagement provisions. The Retirement Agreement is subject to legal revocation rights.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: February 9, 2015

/s/ AARON J. PEARCE
Aaron J. Pearce
Senior Vice President & Chief Financial Officer